Exhibit 5.1

July 2, 2015

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Re: Registration Statement on Form S-3—Earthstone Energy, Inc.

Ladies and Gentlemen:

This Opinion Letter is furnished to you in connection with your Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Earthstone Energy, Inc., a Delaware corporation (the “Company”) of an indeterminate number of (i) shares of Common Stock, par value $0.001 per share of the Company (the “Common Stock”), (ii) shares of Preferred Stock of the Company (the “Preferred Stock”), (iii) senior and subordinated debt securities (the “Debt Securities”), (iv) rights to purchase common stock or other securities (the “Rights”), (v) warrants to purchase Common Stock and Preferred Stock (the “Warrants”), and (vi) units consisting of two or more of the foregoing securities, having a maximum aggregate public offering price of $300,000,000. The Registration Statement provides that the Common Stock, Preferred Stock, Debt Securities, Rights, Warrants and Units may be sold from time to time in one or more offerings up to a total public offering price of $300,000,000 on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed necessary or appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Laws of the State of Delaware and (iii) the Laws of the State of New York.

This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

For purposes of the opinions expressed in paragraphs (1) through (6) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) through (6) below, without limiting any other exceptions or qualifications set forth herein, we have also assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation, as amended and then in effect, and that the Company will not create a series of Preferred Stock that is assessable.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”) and (ii) shares of Common Stock have been issued as contemplated in the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”) and (ii) shares of Preferred Stock have been issued as contemplated in the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution, then (A) the Preferred Stock will be validly issued, fully paid and non-assessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and non-assessable.

3.

When (i) specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (ii) the applicable indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the trustee under the applicable indenture has been duly qualified under the Trust Indenture Act, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) any shares of Common Stock issuable upon conversion of the Debt Securities, if applicable, have been duly and validly authorized for issuance, (vi) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vii) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock, the Common Stock, if and when issued upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable.

4.

When (i) the terms of the Rights and the applicable rights agreement are established or authorized and the Rights are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Rights Authorizing Resolution”), (ii) the Rights are duly executed by the Company and all conditions for delivery of the Rights established in the Rights Authorizing Resolution have been met and (iii) the Rights are delivered by the Company against receipt by the Company of the consideration, if any, therefor provided for in the Rights Authorizing Resolution, then such Rights will be binding obligations of the Company.

5.

When (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Board of Directors of the Company or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iii) the Warrants are delivered by the Company against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then such Warrants will be binding obligations of the Company.

6.

When (i) the terms of the Units and the applicable terms of the securities included in the Units are established or authorized and the Units are specifically authorized for issuance by the board of directors of the Company or a duly authorized committee thereof (the “Units Authorizing Resolution”), (ii) the Units are duly executed by the Company and all conditions for delivery of the Units established in the Units Authorizing Resolution have been met and (iii) the Units are delivered by the Company against receipt by the Company of the consideration therefor provided for in the Units Authorizing Resolution, then such Units will be binding obligations of the Company.

The opinions expressed in this Opinion Letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

JONES & KELLER, P.C.